Exhibit 3.2.13

                               DISPOSAL AGREEMENT


      THIS DISPOSAL AGREEMENT (this "Agreement") is entered into this 4th day of September, 1998, by and among GREENMAN TECHNOLOGIES OF GEORGIA, INC., a Georgia corporation ("GreenMan"); UNITED WASTE SERVICE, INC., a Georgia corporation ("United"), and PINE RIDGE RECYCLING, INC. a Georgia corporation ("PRR").

      WHEREAS, on the date hereof, pursuant to that certain Asset Purchase Agreement, dated as of September 4, 1998 (the "Asset Purchase Agreement") between GreenMan and United, GreenMan acquired from United certain assets used in the operation of a scrap tire collection and processing business, part of the operations of which are conducted at a site in Lawrenceville, Georgia (the "Lawrenceville Site").

      WHEREAS, GreenMan owns and operates a scrap tire collection and processing business in Jackson, Georgia (the "Jackson Site").

      WHEREAS, an affiliate of United, PRR, owns and operates a landfill in Griffin, Georgia, known as the "Pine Ridge Landfill" and operates a landfill in Winder, Georgia, known as the "Oak Grove Landfill", (hereinafter the Pine Ridge Landfill and the Oak Grove Landfill are collectively referred to as the "Landfills").

      WHEREAS, one of the conditions to closing the transactions contemplated by the Asset Purchase Agreement is that the parties hereto enter into this Agreement providing for the disposal of solid waste from the Lawrenceville Site and the Jackson Site upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of these premises and other good and valuable consideration set forth herein and in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

      1. Definitions. For the purpose of this Agreement, the following terms shall have the meanings set forth below:

            (a) "Agreement" means this Agreement between GreenMan, United and PRR, as modified, supplemented or restated from time to time.

            (b) "Effective Date" means the date first above written.

            (c) "Force Majeure" means any event relied upon by United or PRR, as justification for delay in or excuse from complying with any obligation required of United or PRR under this Agreement, which event is beyond the control of United or PRR or its agents

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relying thereon, including, without limitation: (i) an act of God, landslide, lightning, earthquake, fire, explosion, storm, flood or similar occurrence; (ii) any act of any federal, state, county or local court, administrative agency or governmental office or body that stays, invalidates, or otherwise affects this Agreement with respect to the disposal of Waste; (iii) the denial, loss, suspension, expiration, termination or failure of renewal of any permit, license or other governmental approval required to dispose of Waste; (iv) the adoption or change (including a change in interpretation or enforcement) of any federal, state, county, or local law, rule, permit, regulation or ordinance after the Effective Date hereof, applicable to the obligations hereunder, including, without limitation such changes that have a substantial, material and adverse effect on the cost of performing the contractual obligations herein; (v) the institution of a legal or administrative action, or similar proceeding, by any person or entity which delays or prevents any aspect of the disposal of Waste.

            (d) "Hazardous Waste" means waste defined as, or of a character or in sufficient quantity to be defined as a "hazardous waste" by the Resource Conservation and Recovery Act, as amended, the laws of the State of Georgia or any rules or regulations with respect thereto, or a "toxic substance" as defined in the Toxic Substance Control Act, as amended, or any rules or regulations with respect thereto, or any reportable quantity of a "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any rules or regulations with respect thereto, including any waste whose storage, treatment, incineration or disposal requires a special license or permit from an agency of the federal government or the State of Georgia. Hazardous Waste also includes any substance that is, after the Effective Date of this Agreement, deemed hazardous by any judicial or governmental entity, body or agency having jurisdiction to make that determination.

            (e) "Landfills" means the landfill in Winder, Georgia, and the landfill in Griffin, Georgia, operated by PRR as of the Effective Date hereof.

            (f) "Regular Business Hours" means: with respect to the Pine Ridge Landfill, the hours of 3:30 a.m. to 5:00 p.m. on Monday thru Friday and 6:00 a.m. to 10:00 a.m. on Saturday; and (ii) with respect to the Oak Grove Landfill, the hours of 7:00 a.m. to 5:30 p.m. on Monday thru Friday and 7:00 a.m. to 12:00 p.m. on Saturday.

            (g) "Ton" means 2,000 pounds.

            (h) "Unacceptable Waste" means highly inflammable substances, Hazardous Waste, liquid wastes, certain pathological and biological wastes, explosives, radioactive materials, and other materials deemed by State and Federal law, or in the reasonable discretion of United or PRR, to be dangerous or threatening to the environment.

            (i) "Waste" means any and all non-hazardous solid waste from the Lawrenceville Site and from GreenMan's facility in Jackson Georgia delivered to the Landfills by GreenMan or its


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designated representative. Waste shall include, but not be limited to, waste from tire shredding activities which is comprised of wire and rubber as well as solid rubber tires, forklift tires, conveyor belting, solid rubber items, dirt, pallets, sheared (or "quartered") "off-the-road" tires and other non-hazardous waste generated at any GreenMan facility in Georgia.

      2. Term. Unless earlier terminated pursuant to Section 5 below, the term of this Agreement shall commence on the Effective Date, and shall remain in full force for a period of two (2) years ("Initial Term").

      3. Disposal Fees.

            3.01 GreenMan shall pay PRR disposal fees of $15.44 per Ton for the disposal of Waste at the Landfills, inclusive of federal, state and local taxes, fees or assessments that are levied on PRR with respect to the acceptance and disposal of such Waste; provided, however, that PRR shall provide to GreenMan credit for disposal fees equal to $10,000.00; and provided further that any documented increase over the current level of federal, state and local taxes, fees or assessments that are currently levied on PRR with respect to the acceptance and disposal of such Waste during the term of this Agreement shall be payable by GreenMan in addition to the disposal fees specified herein.

            3.02 Should this Agreement be extended beyond the Initial Term, the fees provided for in Section 3.01 shall be renegotiated by the parties upon the expiration of the Initial Term, or any extension thereof, of this Agreement.

            3.03 If PRR performs disposal services outside Regular Business Hours or any additional services, PRR may adjust the disposal fees to offset the additional costs in performing such services.

            3.04 PRR shall send GreenMan a monthly invoice for the disposal fees incurred during the previous month. GreenMan shall pay PRR the full amount within thirty (30) days of receipt of the invoice. Unpaid invoices shall carry interest at the rate of one and one half percent (1.5%) per month. The obligations of GreenMan to pay the disposal fees and other amounts payable hereunder shall be absolute and unconditional. In the event that GreenMan fails to timely pay any outstanding amount, PRR may, in addition to any other remedies available to PRR, terminate this Agreement by giving 15 days written notice to GreenMan. GreenMan may cure by making full payment within the 15 day period after receipt of notice.

            3.05 In the event that (i) any Waste requires special handling or management due to its composition or volume, or (ii) PRR agrees to dispose of any Unacceptable Waste, GreenMan and PRR shall determine in advance, on a case by case basis, the charge to GreenMan for PRR's disposal of such wastes. Payment for such disposal shall be upon the same terms as the payment of other disposal fees. The parties hereto agree that scrap residual generated by tire processing activities and sheared pieces of "off-the-road" tires shall not be considered Unacceptable Waste or Waste requiring special handling or management.


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

      4. Delivery and Acceptance of Waste.

            4.01 GreenMan agrees to deliver to the Landfill only Waste generated at and residing at the Lawrenceville Site. PRR represents and warrants that there is no Unacceptable Waste located at the Lawrenceville Site as of the date of this Agreement. GreenMan also agrees that it will offer to deliver to PRR any Waste generated by any other site operated by GreenMan in the state of Georgia before it delivers such Waste to any other landfill, provided, however, that the disposal fees for such Waste shall not exceed the amount set forth in Section
3.01 hereof.

            4.02 PRR shall have the right to weigh all vehicles delivering Waste to the Landfill. At any time, PRR may confirm the tare weight of any vehicle delivering Waste to the Landfill by or on behalf of GreenMan.

            4.03 GreenMan acknowledges that PRR intends to reject waste that, in PRR's reasonable determination, would be in violation of the Landfills' then existing licenses or permits or would result in a violation of applicable federal, state or local laws, regulations or ordinances. The foregoing notwithstanding, PRR agrees that it will not reject any Waste from the Lawrenceville Site that existed prior to the date of this Agreement.

            4.04 Ownership of Waste delivered to the Landfill by or on behalf of GreenMan shall pass to and be accepted by PRR when the vehicle transporting the Waste is fully unloaded at the Landfill. Ownership of Unacceptable Waste delivered to the Landfill by or on behalf of GreenMan shall not pass to PRR at any time unless PRR agrees in advance to accept such Unacceptable Waste.

            4.05 PRR may detain and inspect the contents of all vehicles owned or operated by GreenMan that are delivering Waste to the Landfill. GreenMan agrees to monitor and inspect on a regular basis the contents of its vehicles in order to ensure that the Waste being delivered to the Landfill contains no Unacceptable Waste.

            4.06 GreenMan shall not deliver any Unacceptable Waste to the Landfill. If any Unacceptable Waste is delivered by or on behalf of GreenMan, PRR shall have the right to refuse or reject such waste, or, if not detected prior to acceptance at the Landfill, PRR may remove such waste and assure its proper disposal, all at GreenMan's expense, which expense GreenMan agrees to promptly pay upon presentation by PRR of an invoice setting forth the costs in reasonable detail.

            4.07 In addition to other remedies provided in this Agreement, PRR may terminate this Agreement upon repeated deliveries or the one-time intentional delivery of Unacceptable Waste by GreenMan. PRR shall notify GreenMan in writing of its intention to terminate, and termination shall become effective within 15 days of receipt.


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

            4.08 PRR shall not be responsible for the transportation of Waste to the Landfill. PRR shall not be responsible for the transportation or redelivery to GreenMan, or elsewhere, of any waste, including without limitation Unacceptable Waste to the Landfill by or on behalf of GreenMan.

      5. Termination. PRR may terminate this Agreement upon (i) any breach or default of this Agreement by GreenMan or (ii) an event of Force Majeure that continues unabated for a period of sixty (60) days and renders PRR unable, wholly or in part, to carry out any of its obligations under this Agreement.

      6. Representations and Warranties of GreenMan. GreenMan represents and warrants to PRR as follows:

            6.01 GreenMan has full legal right, power and authority to enter into and to fully and timely perform its obligations under this Agreement;

            6.02 GreenMan duly authorizes, executes and delivers this Agreement, and acknowledges that this Agreement constitutes a valid and legally binding obligation of GreenMan.

            6.03 GreenMan or its designated representative has obtained all necessary licenses and permits required to operate solid waste transportation vehicles in order to deliver Waste to the Landfill.

      7. Representations and Warranties of PRR. PRR represents and warrants to GreenMan as follows:

            7.01 PRR has the full legal right, power and authority to enter into and to fully and timely perform its obligations under this Agreement;

            7.02 PRR has duly authorized the execution and delivery of this Agreement, and acknowledges that this Agreement constitutes a valid and legally binding obligation of PRR.

            7.03 PRR has obtained all necessary licenses and permits required under all applicable federal, state and local laws to operate the Landfills, that such licenses and permits are in full force and effect, and that such licenses and permits will not expire prior to the expiration of the Initial Term.

      8. Indemnification.

            8.01 GreenMan agrees to indemnify and save harmless PRR, its officers, directors, shareholders, agents, employees and attorneys (collectively "PRR") from any loss, claim, liability, penalty, fine, forfeiture, demand, cause of action, suit and costs and expenses


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

incidental thereto (including cost of defense, settlement and reasonable attorneys' fees) ("Indemnified Costs"), caused by or resulting from any negligent or willful act or omission of GreenMan, its agents or employees in connection with this Agreement or resulting from a breach by GreenMan of any of the agreements, representations, or warranties of GreenMan contained in this Agreement. The indemnity obligation of GreenMan under this Section shall survive the expiration or termination of this Agreement subject to any applicable statute of limitation.

            8.02 PRR agrees to indemnify and save harmless GreenMan, its officers, directors, shareholders, agents, employees and attorneys (collectively "GreenMan") from any loss, claim, liability, penalty, fine, forfeiture, demand, cause of action, suit and costs and expenses incidental thereto (including cost of defense, settlement and reasonable attorneys' fees) ("Indemnified Costs"), caused by or resulting from any negligent or willful act or omission of PRR, its agents or employees in connection with this Agreement or resulting from a breach by PRR of any of the agreements, representations, or warranties of PRR contained in this Agreement. The indemnity obligation of PRR under this Section shall survive the expiration or termination of this Agreement subject to any applicable statute of limitation.

      9. Notices. All notices or other communications to be given hereunder shall be in writing and shall be by registered or certified United States mail, return receipt requested, properly addressed as follows:

         To PRR or United: Republic Services, Inc.
                           110 S.E. 6th Street
                           Suite 2800
                           Ft. Lauderdale, Florida
                           Attn: General Counsel

         To GreenMan:      GreenMan Technologies of Georgia, Inc.
                           138 Sherrel Avenue
                           Jackson, Georgia 30233
                           Attn: General Manager
                           Fax: (770) 775-4304

         With a copy to:   GreenMan Technologies, Inc.
                           7 Kimball Lane, Building A
                           Lynnfield, Massachusetts 01940
                           Attn:  President
                           Fax: (781) 224-0114

      10. Miscellaneous. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party hereto. There are no restrictions, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement shall be binding upon and inure to the benefit of the parties


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

hereto and their respective subsidiaries, successors and assigns; provided, however, that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, except that PRR may assign to an affiliate its rights and obligations under this Agreement. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted the waiver. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that any provision may be invalid or unenforceable in whole or in part. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. All warranties and indemnifications contained herein shall survive the termination of this Agreement.

      IN WITNESS WHEREOF, the parties execute this Agreement as of the date first above written.


                           GREENMAN TECHNOLOGIES OF GEORGIA, INC.


                           By: /s/ Charles E. Coppa
                              ------------------------------

                           Its: Treasurer
                               -----------------------------


                           PINE RIDGE RECYCLING, INC.


                           By: /s/ David A. Barclay
                              ------------------------------

                           Its: Assistant Secretary
                               -----------------------------


                           UNITED WASTE SERVICE, INC.


                           By: /s/ David A. Barclay
                              ------------------------------

                           Its: Assistant Secretary
                               -----------------------------


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